Exhibit 99.1

Level 3 Reports Fourth Quarter and Full Year 2011 Results

Company Expects Adjusted EBITDA Growth of 20 to 25 Percent in 2012

Fourth Quarter and Full Year 2011 Highlights

Excluding the effects of the Global Crossing acquisition, completed on Oct. 4, 2011, on a standalone basis, Level 3:

•                  Grew Core Network Services revenue by 2.6 percent sequentially and 7.9 percent year-over-year, on a constant currency basis

•                  Achieved double-digit Consolidated Adjusted EBITDA growth of 13 percent for the full year 2011 compared to the full year 2010

•                  Generated $103 million of positive Free Cash Flow in the fourth quarter 2011 and negative $32 million for the full year 2011, exceeding annual Free Cash Flow projections by positive $83 million

•                  Capital expenditures were $443 million for the full year 2011, approximately 12 percent of total revenue

For the Global Crossing business on a standalone basis:

•                  Excluding UK Government revenue declines, “Invest and Grow” revenue was flat sequentially and increased three percent year-over-year, on a constant currency basis

•                  Grew GC Impsat “Invest and Grow” revenue by two percent sequentially, and nine percent year-over-year, on a constant currency basis

On a consolidated basis, net loss per share was $0.80 for the fourth quarter 2011, or $0.62 excluding special items consisting of the gain on sale from the discontinued coal operations, the charge for the redemption and repurchase of debt, the impairment of certain wireless spectrum licenses and costs associated with the Global Crossing transaction, compared to $1.75 net loss per share for the third quarter 2011, or $1.38 excluding special items consisting of charges for the extinguishment of debt and costs associated with the Global Crossing transaction.

BROOMFIELD, Colo., Feb. 8, 2012 — Level 3 Communications, Inc. (NYSE: LVLT) met or exceeded the company’s 2011 guidance for the standalone Level 3 business, highlighted by continued sequential quarter over quarter Core Network Services growth of 2.6 percent and year-over-year growth of 7.9 percent, both on a constant currency basis.  Level 3 standalone Adjusted EBITDA, excluding transaction and integration costs for the Global Crossing acquisition, grew 13 percent for the full year 2011 compared to the full year 2010.

“The company finished 2011 on a strong note, with Level 3 growing both Core Network Services revenue and Adjusted EBITDA and stable performance from the Global Crossing standalone business,” said James Crowe, CEO of Level 3. “In particular, GC Impsat’s results showed strong quarterly and year-over-year growth. We are pleased with the progress we made over the course of the year, significantly expanding the scope of our business through the acquisition of Global Crossing, reducing leverage and positioning the company for the future.”

Level 3 Communications Standalone Financial Results

The results provided in the tables below exclude the effects of the Global Crossing acquisition. Additionally, as the company sold its coal mining business during the fourth quarter of 2011, the results of that business are reported as discontinued operations and the amounts reported below include only the communications business.

Metric ($ in millions)	Fourth Quarter 2011	Third Quarter 2011	Fourth Quarter 2010	Full Year 2011	Full Year 2010
Core Network Services(1)	$776	$759	$720	$3,008	$2,827
Wholesale Voice Services(1)	$144	$152	$161	$611	$650
Other Communications Services (1)	$14	$16	$23	$69	$114
Total Revenue(1)	$934	$927	$904	$3,688	$3,591
Adjusted EBITDA(2) (3) (4)	$255	$247	$222	$961	$849
Capital Expenditures	$97	$109	$117	$443	$435
Unlevered Cash Flow(2) (3)	$254	$113	$181	$533	$426
Free Cash Flow(2) (3)	$103	$(34)	$71	$(32)	$(96)
Gross Margin(2) (4)	63.4%	63.1%	61.1%	62.4%	60.1%
Adjusted EBITDA Margin(2) (3) (4)	27.3%	26.6%	24.6%	26.1%	23.6%

(1)       Excludes the effects of intercompany eliminations of revenue from Global Crossing that reduced Core Network Services revenue as reported by $6 million and Wholesale Voice Services revenue as reported by $3 million for both the fourth quarter 2011 and full year 2011.

(2)       See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.

(3)       Excludes transaction and integration costs of $26 million for the fourth quarter 2011, $11 million for the third quarter 2011, and $45 million for the full year 2011. Unlevered cash flow and free cash flow exclude the cash effects of the transaction and integration costs.

(4)       Excludes the effects of intercompany eliminations with Global Crossing of $5 million for both the fourth quarter 2011 and full year 2011.

Revenue

Revenue for the fourth quarter 2011 was $934 million excluding the effects of intercompany eliminations of revenue from Global Crossing versus $927 million in the third quarter 2011 and $904 million for the fourth quarter 2010. Revenue for the full year 2011 was $3.69 billion, compared to $3.59 billion for the full year 2010.

Revenue ($ in millions)	Fourth Quarter 2011(1)	Third Quarter 2011	Percent Change	Fourth Quarter 2010	Percent Change	Full Year 2011(1)	Full Year 2010	Percent Change
Wholesale	$369	$361	2%	$347	6%	$1,439	$1,375	5%
Large Enterprise and Federal	$160	$153	5%	$144	11%	$605	$566	7%
Mid-Market	$164	$163	1%	$151	9%	$640	$595	8%
Europe	$83	$82	1%	$78	6%	$324	$291	11%
Core Network Services	$776	$759	2%	$720	8%	$3,008	$2,827	6%

(1)       Revenue for the fourth quarter 2011 and full year 2011 excludes the effects of intercompany eliminations of revenue from Global Crossing.

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Core Network Services Revenue

Excluding the effects of intercompany eliminations with Global Crossing, Core Network Services revenue for the fourth quarter 2011 grew by 2.6 percent sequentially and 7.9 percent year-over-year, on a constant currency basis. European Core Network Services revenue grew four percent sequentially and six percent year-over-year on a constant currency basis. For the full year 2011, Core Network Services grew six percent on a constant currency basis, compared to the full year 2010.

Cost of Revenue

Cost of revenue for the fourth quarter 2011 was $342 million excluding the effects of intercompany eliminations of cost of revenue with Global Crossing, compared to $342 million in the third quarter 2011 and $352 million in the fourth quarter 2010. For the full year 2011, cost of revenue decreased to $1.39 billion excluding the effects of intercompany eliminations of cost of revenue with Global Crossing, compared to $1.43 billion for the full year 2010. The year-over-year improvement in the cost of revenue is a result of the increase in the company’s high incremental margin Core Network Services revenue, the decline of low margin Wholesale Voice revenue, and continued cost optimization initiatives.

For the fourth quarter 2011, gross margin was 63.4 percent, excluding the effects of intercompany eliminations with Global Crossing, compared to 63.1 percent for the third quarter 2011 and 61.1 percent for the fourth quarter 2010.

Gross margin increased to 62.4 percent for the full year 2011, compared to 60.1 percent for the full year 2010.

Selling, General and Administrative (SG&A) Expenses

Excluding non-cash compensation expense, SG&A expenses were $337 million for the fourth quarter 2011, excluding $26 million in costs associated with the Global Crossing transaction, compared to $338 million in the third quarter 2011, excluding $11 million in Global Crossing transaction-related costs. SG&A expenses were $330 million in the fourth quarter 2010.

SG&A expenses, including non-cash compensation expense, were $393 million for the fourth quarter 2011, compared to $375 million in the third quarter 2011 and $347 million in the fourth quarter 2010. Non-cash compensation expense was $30 million, $26 million and $17 million for the fourth quarter 2011, the third quarter 2011 and the fourth quarter 2010, respectively.

For the full year 2011, excluding non-cash compensation expense and transaction and integration costs for the Global Crossing acquisition, SG&A expenses were $1.34 billion, compared to $1.31 billion for the full year 2010.

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Adjusted EBITDA

For the fourth quarter 2011, excluding costs associated with the Global Crossing transaction, Adjusted EBITDA increased sequentially to $255 million, excluding the effects of intercompany eliminations with Global Crossing, compared to $247 million in the third quarter 2011. Adjusted EBITDA was $222 million for the fourth quarter 2010.

For the full year 2011, excluding costs associated with the Global Crossing transaction and the effects of intercompany eliminations, Adjusted EBITDA was $961 million, an increase of 13 percent over $849 million for the full year 2010.

Adjusted EBITDA margin increased to 27.3 percent for the fourth quarter 2011 excluding the effects of intercompany eliminations with Global Crossing compared to 26.6 percent for the third quarter 2011, excluding the costs associated with the Global Crossing transaction for both periods. Adjusted EBITDA margin was 24.6 percent in the fourth quarter 2010.

For the full year 2011, Adjusted EBITDA Margin was 26.1 percent excluding costs associated with the Global Crossing transaction and the effects of intercompany eliminations with Global Crossing, compared to 23.6 percent for the full year 2010.

Cash Flow

During the fourth quarter 2011, Unlevered Cash Flow was $254 million, compared to $113 million for the third quarter 2011 and $181 million for the fourth quarter 2010.

Free Cash Flow was positive $73 million for the fourth quarter 2011, or $103 million excluding the $30 million of cash payments associated with the Global Crossing transaction, compared to negative $42 million in the third quarter 2011, or negative $34 million excluding $8 million of cash payments associated with the Global Crossing transaction, and positive $71 million for the fourth quarter 2010.

For the full year 2011, Unlevered Cash Flow was $533 million, excluding $42 million of cash payments associated with the Global Crossing transaction, compared to $426 million in 2010. Free Cash Flow was negative $74 million for the full year 2011, or negative $32 million excluding $42 million of cash payments associated with the Global Crossing transaction compared to negative $96 million for the full year 2010.

Capital expenditures were $443 million for the full year 2011 compared to $435 million for the full year 2010, a result of support for customer installations, extending the company’s reach with both prospective and customer contracted builds and network upgrades. For the full year 2011, capital expenditures were approximately 12 percent of communications revenue.

Global Crossing Standalone Results

The results in the tables below exclude the effects of intercompany eliminations of revenue from Level 3 and acquisition accounting adjustments associated with the acquisition of Global Crossing by Level 3 in 2011.

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Financial Results(1) ($ in millions)	Fourth Quarter 2011	Third Quarter 2011	Fourth Quarter 2010	Full Year 2011	Full Year 2010
Invest and Grow Revenues(2)	$603	$629	$602	$2,441	$2,279
Wholesale Voice Services and Other Revenues(2)	$67	$68	$81	$279	$330
Consolidated Revenues(2)	$670	$697	$683	$2,720	$2,609
ROW OIBDA(3)(4)(5)	$23	$28	$47	$100	$124
GC Impsat OIBDA(3)(4)(5)	$55	$55	$46	$209	$176
GCUK OIBDA(3)(4)(5)	$11	$22	$28	$68	$100
OIBDA(3)(4)(5)	$89	$105	$121	$377	$400
Capital Expenditures	$51	$48	$47	$181	$167
Free Cash Flow(3)(4)	$23	$(13)	$102	$(72	$16
Gross Margin(3)(5)	30.9%	32.9%	33.8%	31.8%	31.9%
OIBDA Margin(3)(4)(5)	13.3%	15.1%	17.7%	13.9%	15.3%

(1)       Results are based on Global Crossing’s historical definitions for these metrics.

(2)       Excludes the effects of intercompany eliminations of revenue from Level 3 and acquisition accounting adjustments associated with the acquisition of Global Crossing by Level 3 which reduced as reported Invest and Grow Revenues by $13 million and Wholesale Voice Services and Other Revenues by $3 million for the fourth quarter 2011 and full year 2011.

(3)       See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures

(4)       Excludes transaction and integration costs of $36 million in the fourth quarter 2011, $3 million in the third quarter 2011 and $42 million for the full year 2011 associated with the acquisition of Global Crossing by Level 3. Free cash flow excludes the cash effects of the transaction and integration costs.

(5)       Excludes the effects of intercompany eliminations with Level 3 and acquisition accounting adjustments associated with the acquisition of Global Crossing by Level 3 of $9 million for the fourth quarter of 2011.

Revenue

Global Crossing’s consolidated revenue was $670 million in the fourth quarter of 2011, versus $697 million in the third quarter 2011 and $683 million for the fourth quarter 2010.  Consolidated revenue for the full year 2011 was $2.72 billion, compared to $2.61 billion in 2010.

Invest and Grow Revenues(1) ($ in millions)	Fourth Quarter 2011	Third Quarter 2011	Percent Change	Fourth Quarter 2010	Percent Change
ROW	$344	$354	-3%	$335	3%
GC Impsat	$161	$165	-2%	$151	7%
GCUK	$105	$116	-9%	$128	-18%
Elimination of revenue between Global Crossing regions	$(7)	$(6)	—	$(12)	—
Total Invest and Grow Revenues	$603	$629	-4%	$602	—%

(1)       Results are based on Global Crossing’s historical definitions for these metrics and exclude the effects of intercompany eliminations of revenue from Level 3 and acquisition accounting adjustments associated with the acquisition of Global Crossing by Level 3 that reduced reported results.

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“Invest and Grow” Revenue

Global Crossing recognized non-recurring revenue benefits of $7 million from early termination revenue in the third quarter 2011, and $13 million from the completion of a customer contract and an equipment sale recognized in the fourth quarter 2010.  Excluding these non-recurring revenue benefits from prior periods, and excluding acquisition accounting adjustments and elimination of revenue with Level 3 in the fourth quarter 2011, “invest and grow” revenues for the fourth quarter 2011 decreased 1 percent sequentially and increased 3 percent year-over-year, on a constant currency basis.  Revenue declined sequentially primarily as a result of a decline in government revenue in GCUK, partially offset by strong growth with enterprises in GC Impsat.

Excluding the non-recurring revenue benefits from prior periods, acquisition accounting adjustments and intercompany eliminations with Level 3, on a constant currency basis, ROW (Rest of World) was flat sequentially and increased 3 percent year-over-year, GC Impsat increased 2 percent sequentially and 9 percent year-over-year, and GCUK decreased 7 percent sequentially and 9 percent year-over-year.

OIBDA

Global Crossing generated $89 million of OIBDA in the fourth quarter of 2011,  excluding acquisition accounting adjustments, elimination of intercompany transactions with Level 3 and costs associated with the acquisition by Level 3, compared to $105 million in the third quarter 2011. OIBDA decreased sequentially primarily as a result of $7 million from early termination revenue recognized in the third quarter of 2011 and as a result of lower revenue from GCUK.

Combined Company Results

The net loss for the fourth quarter 2011 was $163 million, or $0.80 per share which included income from the gain on sale that was recorded from the sale of the coal operations of $72 million or $0.35 per share, a charge of $27 million or $0.13 per share for the redemption and pre-payment of outstanding debt, a charge of $20 million or $0.10 per share for the impairment of certain wireless spectrum licenses and a charge of $62 million, or $0.30 per share for costs associated with the Global Crossing transaction (the special items for fourth quarter 2011). In addition, the net loss for the fourth quarter of 2011 includes a benefit from a change in estimate for useful lives of fixed assets of $74 million or $0.36 per share. This compared to a net loss of $207 million, or $1.75 per share for the third quarter 2011, which included charges of $30 million, or $0.25 per share on the extinguishment of debt relating to Level 3 Communications’ 15% and 3.5% Convertible Senior Notes, and a charge of $14 million or $0.12 per share for costs associated with the Global Crossing transaction (the special items for third quarter 2011). In the fourth quarter 2010, the net loss was $52 million or $0.47 per share, which included an income tax benefit of $93 million, or $0.84 per share primarily from the release of foreign deferred tax valuation allowances.

The net loss for the full year 2011 was $756 million, or $5.51 per share. The net loss for the full year 2010 was $622 million, or $5.62 per share.

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Pro Forma Combined Company Results

The following tables reflect the pro forma combined company results of Level 3 and Global Crossing for the fourth quarter 2011 and full year 2011. The tables are intended to reconcile the pre-acquisition historical results of both companies to the reporting of the company’s results after the acquisition of Global Crossing by Level 3. The tables begin with the pre-acquisition historical results in the columns labeled Level 3 and Global Crossing. The column labeled “Intercompany Eliminations,” includes adjustments to remove transactions between Level 3 and Global Crossing; the column labeled “Acquisition Accounting,” includes adjustments to Global Crossing’s revenue as a result of the decrease in deferred revenue balances as required by acquisition accounting; and the column labeled “Reclassifications,” includes adjustments to reflect 2012 revenue reporting definitions. The results in the Total columns for the fourth quarter 2011 and full year 2011 are the company’s pro forma results.

4Q11 Pro Forma Combined Company Results ($ in millions)	Level 3	Global Crossing(1)	Intercompany Eliminations	Acquisition Accounting	Reclassifications	Total
Core Network Services Revenue/Invest & Grow Revenue	$776	$603	$(8)	$(11)	$8	$1,368
Wholesale Voice Services & Other	$158	$67	$(6)	$—	$(8)	$211
Total Revenue	$934	$670	$(14)	$(11)	$—	$1,579

Cost of Revenue	$342	$327	$(9)	$—	$—	$660

Gross Margin	$592	$343	$(5)	$(11)	$—	$919

SG&A Expense	$337	$252	$(2)	$ (—)	$—	$587
Transaction Costs	$18	$21	$—	$—	$—	$39
Integration Costs	$8	$15	$—	$—	$—	$23
Total Acquisition Related Costs	$26	$36	$—	$—	$—	$62
Adjusted EBITDA	$229	$55	$(3)	$(11)	$—	$270

Adjusted EBITDA Excluding Acquisition-Related Costs	$255	$91	$(3)	$(11)	$—	$332

Free Cash Flow	$73	$(32)	$—	$—	$—	$41
Free Cash Flow, Excluding Cash Acquisition-Related Costs	$103	$23	—	—	—	$126

Deferred Revenue	$875	535	$(77)	$(184)	$—	$1,149

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FY11 Pro Forma Combined Company Results ($ in millions)	Level 3	Global Crossing(1)	Intercompany Eliminations	Acquisition Accounting	Reclassifications	Total
Core Network Services/Invest & Grow Revenue	$3,008	$2,441	$(43)	$(33)	$30	$5,403
Wholesale Voice Services & Other	$680	$279	$(14)	$—	$(30)	$915
Total Revenue	$3,688	$2,720	$(57)	$(33)	$—	$6,318

Cost of Revenue	$1,388	$1,323	$(34)	$(11)	$—	$2,666

Gross Margin	$2,300	$1,397	$(23)	$(22)	$—	$3,652

SG&A Expense	$1,339	$1,016	$(6)	$ (—)	$—	$2,349
Transaction Costs	$28	$27	$—	$—	$—	$55
Integration Costs	$17	$15	$—	$—	$—	$32
Total Acquisition Related Costs	$45	$42	$—	$—	$—	$87
Adjusted EBITDA	$916	$339	$(17)	$(22)	$—	$1,216

Adjusted EBITDA Excluding Acquisition-Related Costs	$961	$381	$(17)	$(22)	$—	$1,303

Free Cash Flow	$(74)	$(128)	$—	$—	$—	$(202)
Free Cash Flow, Excluding Cash Acquisition-Related Costs	$(32)	$(72)	—	—	—	$(104)

Deferred Revenue	$875	535	$(77)	$(184)	$—	$1,149

(1)  Certain reclassifications have been made to conform to Level 3 reporting.

2012 Revenue Reporting

Beginning with the first quarter 2012 results, the company will modify its revenue disclosure to reflect changes in the way revenue will be reported. The company will provide Core Network Services revenue reporting by three regions (North America, Latin America and EMEA (Europe, Middle East, Africa). In addition, the company plans to provide a breakdown of Core Network Services revenue by wholesale and enterprise channels for each of those three regions, and U.K. government revenue for EMEA. The company will combine Wholesale Voice Services and Other Communications Services revenue, and report the combined results for the company as a whole. The table below summarizes third and fourth quarter 2011 revenue using this revenue disclosure.

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CNS Revenue(1) ($ in millions)	Fourth Quarter 2011	Third Quarter 2011	Percent Change, As Reported	Percent Change, Constant Currency
North America	$976	$966	1%	1%
Wholesale	$388	$393	(1)%	(1)%
Enterprise	$588	$573	3%	3%

Latin America	$168	$171	(2)%	2%
Wholesale	$35	$38	(8)%	(3)%
Enterprise	$133	$133	—%	4%

EMEA	$224	$237	(5)%	(2)%
Wholesale	$94	$100	(6)%	(3)%
Enterprise	$80	$80	—%	4%
UK Government	$50	$57	(12)%	(9)%

Total CNS Revenue	$1,368	$1,374	—%	1%
Wholesale	$517	$531	(3)%	(1)%
Enterprise(2)	$851	$843	1%	2%

Wholesale Voice Services and Other Revenue	$211	$225	(6)%	(6)%
Total Revenue	$1,579	$1,599	(1)%	—%

(1)       Results for previous quarters and the full year 2011 in this format can be found in the “Supplemental Schedule” on the Level 3 Investor Relations website

(2)       Includes EMEA UK Government Revenue

Beginning with the first quarter 2012 results, the company will no longer provide separate results for Level 3 and Global Crossing.

Integration Update

“Having just passed the milestone of 100 days since closing the Global Crossing acquisition, we are pleased with the progress we have made in coming together as one company,” said Jeff Storey, President and COO of Level 3. “We are now one team, having defined organizational structures, identified leadership and aligned teams within those structures. From a sales perspective, we have aligned our customer accounts across the sales force, created regional sales commission plans and implemented an operating model to support cross-selling of services and geographies that were previously only offered by either Level 3 or Global Crossing.

Prior to the acquisition closing, we developed our long-term approach to managing our combined network. Since then, we have refined that approach and we expect to continue to refine it over time. Today we are exchanging voice minutes across our network platforms, have begun to link our transport backbones and expanded existing interconnect capacity. We are using that interconnect capacity and leveraging our metropolitan footprint to begin to optimize our expenditures with third parties.”

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Corporate Transactions, Consolidated Cash Flow and Liquidity

Sale of Coal Mines

The company completed the sale of its coal mining business on Nov. 14, 2011 to Ambre Energy Limited as part of its long-term strategy to focus on core business operations. As a result of the transaction, all of the assets and liabilities associated with the coal mining business have been removed from Level 3’s balance sheet and resulted in approximately $55 million of incremental unrestricted cash. The company recognized a gain on the transaction of approximately $72 million, or $0.35 per share, during the fourth quarter 2011 that was recognized in Other Income.

Other Charges

The company conducted its long-lived asset impairment analysis in the fourth quarter of 2011 and determined that the carrying value of certain wireless spectrum licenses that it acquired in a prior acquisition was impaired and the company recognized a $20 million, or $0.10 per share, charge in the fourth quarter that was recognized in Other Expense.

Cash Flow and Capital Markets Activity

During the fourth quarter 2011, Unlevered Cash Flow was $287 million, versus $113 million in the third quarter 2011, both excluding cash payments associated with the Global Crossing transaction, and $181 million for the fourth quarter 2010.

Consolidated Free Cash Flow was positive $126 million for the fourth quarter 2011, compared to negative $34 million in the third quarter 2011, both excluding cash payments associated with the Global Crossing transaction and positive $71 million for the fourth quarter 2010. For the full year 2011, Consolidated Free Cash Flow was negative $9 million.

During the quarter, Level 3 Financing, Inc. obtained a $550 million aggregate principal amount Tranche B III Term Loan that matures in 2018. The net proceeds were used to pre-pay the $280 million Tranche B Term Loan that was outstanding under the existing senior secured credit facility and redeem the $274 million aggregate principal amount outstanding of Level 3 Communications, Inc.’s 3.5% Convertible Senior Notes due 2012.  The company recognized a loss of $27 million, or $0.13 per share, associated with the pre-payment and redemption transactions during the fourth quarter 2011 that was recognized in Other Expense.

After the close of the quarter, on Jan. 13, 2012, Level 3 Financing, Inc., issued $900 million aggregate principal amount of its 8.625% Senior Notes due 2020. In conjunction with this transaction, the company issued a notice of redemption to holders of Level 3 Financing’s outstanding 9.25% Senior Notes due 2014 in aggregate principal amount of $807 million. In the first quarter 2012, the company expects to recognize a $22 million loss on the extinguishment of debt associated with this transaction that will be recognized in Other Expense.

As of Dec. 31, 2011, the company had cash and cash equivalents of approximately $918 million, or $951 million pro forma for the January 2012 capital markets activity.

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2012 Business Outlook

“We expect to continue to grow the business in 2012, with Core Network Services revenue continuing to grow sequentially,” said Sunit Patel, CFO of Level 3. The growth in high margin Core Network Services revenue combined with cost synergies are expected to drive solid growth in Adjusted EBITDA. From the starting point of the company’s $1.216 billion of consolidated Adjusted EBITDA in 2011, we expect Adjusted EBITDA to grow 20 to 25 percent for the full year 2012 compared to the full year 2011. Adjusted EBITDA from both periods include acquisition-related expenses.”

In 2012, the company expects GAAP interest expense of approximately $740 million and net cash interest expense of approximately $680 million. Capital expenditures are expected to be approximately 12 percent of revenue, including capital expenditures associated with integration. Free Cash Flow for the full year 2012 is expected to be negative as we expect working capital to be a use of cash as we plan to shorten the average number of days to pay legacy Global Crossing vendors and to cover other integration costs.  Depreciation and amortization is expected to be approximately $780 million for the full year 2012.

Conference Call and Website Information

Level 3 will hold a conference call to discuss the company’s fourth quarter 2011 results at 9 a.m. ET today. The fourth quarter 2011 conference call will be broadcast live on Level 3’s Investor Relations website at http://lvlt.client.shareholder.com/events.cfm, and can be accessed live at 1 800-935-1518 (U.S. Domestic) or 1 212-231-2929 (International). During the call, the company will review an earnings presentation that summarizes the financial results of the quarter. This presentation along with other supplemental financial information may be accessed at http://lvlt.client.shareholder.com/results.cfm.

The call will be archived and available on Level 3’s Investor Relations website or can be accessed as an audio replay starting at 12 p.m. ET on Feb. 8, until 12 p.m. ET on Feb, 24. The replay can be accessed by dialing 1 800-633-8284 (U.S. Domestic) or 1 402-977-9140 (International), conference code 21574404.

For additional information, please call 720-888-2502.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a premier global provider of IP-based communications services to enterprise, content, government and wholesale customers. Over its reliable, scalable and secure network, Level 3 delivers integrated IP solutions, including converged, data, voice, video and managed solutions to help enable customers’ growth and efficiency. Level 3 operates a unique global services platform anchored by owned fiber networks on three continents in more than 45 countries, connected by extensive undersea facilities. For more information, visit www.level3.com.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3), Think Ahead, the Level 3 Logo and the Level 3 Think Ahead logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries.  Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Website Access to Company Information

Level 3 maintains a corporate website at www.level3.com, and you can find additional information about the company through the Investors pages on that website at http:// http://lvlt.client.shareholder.com/.  Level 3

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uses its website as a channel of distribution of important information about the company. Level 3 routinely posts financial and other important information regarding the company and its business, financial condition and operations on the Investor Relations web pages.

Visitors to the Investors Relations web pages can view and print copies of Level 3’s SEC filings, including periodic and current reports on Forms 10-K, 10-Q, 8-K, as soon as reasonably practicable after those filings are made with the SEC.

Copies of the charters for each of the Audit, Compensation and Nominating and Governance committees of Level 3’s Board of Directors, its Corporate Governance Guidelines, Code of Ethics, press releases and analysts and investor conference presentations are all available through the Investor Relations web pages.

Please note that the information contained on any of Level 3’s web sites is not incorporated by reference in, or considered to be a part of, any document unless expressly incorporated by reference in that document.

Forward-Looking Statement

Some of the statements made in this press release are forward looking in nature. These statements are based on management’s current expectations or beliefs. These forward looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. The most important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to:  the company’s ability to successfully integrate the Global Crossing acquisition, the current uncertainty in the global financial markets and the global economy; a discontinuation of the development and expansion of the Internet as a communications medium and marketplace for the distribution and consumption of data and video; and disruptions in the financial markets that could affect Level 3’s ability to obtain additional financing.  Additional factors include, but are not limited to, the company’s ability to:  increase and maintain the volume of traffic on its network; develop effective business support systems; manage system and network failures or disruptions; develop new services that meet customer demands and generate acceptable margins; defend intellectual property and proprietary rights; adapt to rapid technological changes that lead to further competition; attract and retain qualified management and other personnel; successfully integrate future acquisitions; and meet all of the terms and conditions of debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contact Information

Level 3 Media:	Level 3 Investors:
Francie Bauer	Mark Stoutenberg
720-888-5434	720-888-2518
E-mail	E-mail

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Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Total Revenue is defined as total revenue for the standalone Level 3 business.

Core Network Services Revenue includes revenue from transport, infrastructure, data and local and enterprise voice services.

Cost of Revenue is defined as cost of revenue for the standalone Level 3 business.

Gross Margin ($) is defined as total revenue less cost of revenue from the Consolidated Statements of Operations.

Gross Margin (%) is defined as gross margin ($) divided by total revenue. Management believes that gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization, non-cash stock compensation expense, and discontinued operations.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

LEVEL 3 STANDALONE

Adjusted EBITDA Metric

Q4 2011

(in millions)

Net Loss	$(105)
Income Tax Benefit	(3)
Total Other Expense	245
Depreciation and Amortization	129
Non-Cash Stock Compensation	30
Income from Discontinued Operations	(72)
Adjusted EBITDA	$224
Transaction and Integration Costs	26
Intercompany Eliminations with Global Crossing	5
Adjusted EBITDA Excluding Transaction and Integration Costs and Intercompany Eliminations with Global Crossing	$255

Total Revenue	$925
Intercompany eliminations with Global Crossing	9
Total Revenue Before Eliminations	$934

Adjusted EBITDA Margin	27.3%

Adjusted EBITDA Metric

Q3 2011

(in millions)

Net Loss	$(207)
Income Tax Expense	6
Total Other Expense	209
Depreciation and Amortization	203
Non-Cash Stock Compensation	26
Income from Discontinued Operations	(1)
Adjusted EBITDA	$236
Transaction and Integration Costs	11
Adjusted EBITDA Excluding Transaction and Integration Costs	$247

Revenue	$927

Adjusted EBITDA Margin	26.6%

Adjusted EBITDA Metric

Q4 2010

(in millions)

Net Loss	$(52)
Income Tax Benefit	(93)
Total Other Expense	141
Depreciation and Amortization	210
Non-Cash Stock Compensation	17
Income from Discontinued Operations	(1)
Adjusted EBITDA	$222
Transaction and Integration Costs	—
Adjusted EBITDA Excluding Transaction and Integration Costs	$222

Revenue	$904

Adjusted EBITDA Margin	24.6%

LEVEL 3 STANDALONE

Adjusted EBITDA Metric

Year Ended December 31, 2011

(in millions)

Net Loss	$(698)
Income Tax Expense	33
Total Other Expense	808
Depreciation and Amortization	741
Non-Cash Stock Compensation	98
Income from Discontinued Operations	(71)
Adjusted EBITDA	$911
Transaction and Integration Costs	45
Intercompany eliminations with Global Crossing	5
Adjusted EBITDA Excluding Transaction and Integration Costs and Intercompany eliminations with Global Crossing	$961

Total Revenue	$3,679
Intercompany eliminations with Global Crossing	9
Total Revenue Before Eliminations	$3,688

Adjusted EBITDA Margin	26.1%

Adjusted EBITDA Metric

Year Ended December 31, 2010

(in millions)

Net Loss	$(622)
Income Tax Benefit	(91)
Total Other Expense	624
Depreciation and Amortization	870
Non-Cash Stock Compensation	67
Loss from Discontinued Operations	1
Adjusted EBITDA	$849
Transaction and Integration Costs	—
Adjusted EBITDA Excluding Transaction and Integration Costs	$849

Revenue	$3,591

Adjusted EBITDA Margin	23.6%

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items.  Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations.  Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment of debt and net other income (expense).  Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’s growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions including related cash transaction and integration costs. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

CONSOLIDATED LEVEL 3
Unlevered Cash Flow and Free Cash Flow
Three Months Ended December 31, 2011	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$189	$189
Capital Expenditures	$(148)	$(148)
Cash Interest Paid	$162	N/A
Interest Income	$(1)	N/A
Total	$202	$41
Cash Transaction and Integration Costs	$85	$85
Total excluding cash transaction and integration costs	$287	$126

LEVEL 3 STANDALONE
Unlevered Cash Flow and Free Cash Flow
Three Months Ended December 31, 2011	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$170	$170
Capital Expenditures	$(97)	$(97)
Cash Interest Paid	$152	N/A
Interest Income	$(1)	N/A
Total	$224	$73
Cash Transaction and Integration Costs	$30	$30
Total excluding cash transaction and integration costs	$254	$103

Unlevered Cash Flow and Free Cash Flow
Three Months Ended September 30, 2011	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$67	$67
Capital Expenditures	$(109)	$(109)
Cash Interest Paid	$147	N/A
Interest Income	$ (—)	N/A
Total	$105	$(42)
Cash Transaction and Integration Costs	$8	$8
Total excluding cash transaction and integration costs	$113	$(34)

Unlevered Cash Flow and Free Cash Flow
Three Months Ended December 31, 2010	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$188	$188
Capital Expenditures	$(117)	$(117)
Cash Interest Paid	$111	N/A
Interest Income	$(1)	N/A
Total	$181	$71
Cash Transaction and Integration Costs	—	—
Total excluding cash transaction and integration costs	$181	$71

CONSOLIDATED LEVEL 3
Unlevered Cash Flow and Free Cash Flow
Year Ended December 31, 2011	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$388	$388
Capital Expenditures	$(494)	$(494)
Cash Interest Paid	$576	N/A
Interest Income	$(1)	N/A
Total	$469	$(106)
Cash Transaction and Integration Costs	$97	$97
Total excluding cash transaction and integration costs	$566	$(9)

LEVEL 3 STANDALONE
Unlevered Cash Flow and Free Cash Flow
Year Ended December 31, 2011	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$369	$369
Capital Expenditures	$(443)	$(443)
Cash Interest Paid	$566	N/A
Interest Income	$(1)	N/A
Total	$491	$(74)
Cash Transaction and Integration Costs	$42	$42
Total excluding cash transaction and integration costs	$533	$(32)

Unlevered Cash Flow and Free Cash Flow
Year Ended December 31, 2010	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$339	$339
Capital Expenditures	$(435)	$(435)
Cash Interest Paid	$523	N/A
Interest Income	$(1)	N/A
Total	$426	$(96)
Cash Transaction and Integration Costs	$—	$—
Total excluding cash transaction and integration costs	$426	$(96)

Global Crossing

Pursuant to Regulation G, the Company is hereby providing definitions of Global Crossing’s non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under GAAP with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss) in that it excludes depreciation and amortization.  Such excluded expenses primarily reflect the non-cash impacts of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods.  In addition, OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for reinvestment, distributions or other discretionary uses.

Management of Global Crossing used OIBDA as an important part of its internal reporting and planning processes and as a key measure to evaluate profitability and operating performance, make comparisons between periods, and to make resource allocation decisions. Management of Global Crossing believed that the investment community used similar performance measures to compare performance of competitors in its industry.

There are material limitations to using non-GAAP financial measures.  Global Crossing’s calculation of OIBDA may differ from similarly titled measures used by other companies, and may not be comparable to those other measures.  Additionally, OIBDA does not include certain significant items such as depreciation and amortization, interest income, interest expense, income taxes, other non-operating income or expense items and preferred stock dividends.  OIBDA should be considered in addition to, and not as a substitute for, other measures of financial performance reported in accordance with GAAP.

Management of Global Crossing believed that OIBDA was useful to its investors as a relevant indicator of operating performance, especially in a capital-intensive industry such as telecommunications.  OIBDA provides investors with an indication of the underlying performance of our everyday business operations.  It excludes the effect of items associated with Global Crossing’s capitalization and tax structures, such as interest income, interest expense, income taxes and preferred stock dividends, and of other items not associated with its everyday operations.

OIBDA Metrics Year December 31, 2011 ($ in millions)	GCUK	GC Impsat	ROW (1), (2)	Eliminations	Total (3)

OIBDA excluding transaction and integration costs, the effects of intercompany eliminations with Level 3 and acquisiton accounting adjustments	$68	$209	$100	$—	$377
Transaction and integration costs	(2)	—	(40)	—	(42)
Intercompany eliminations with Level 3	—	—	2	—	2
Acqusition accounting adjustments	(2)	(4)	(5)	—	(11)
OIBDA	64	205	57	—	326
Depreciation and amortization	(54)	(85)	(169)	—	(308)
Operating income (loss)	10	120	(112)	—	18
Interest income	7	3	24	(33)	1
Interest expense	(60)	(15)	(130)	33	(172)
Other income (expense), net	1	(2)	(8)	—	(9)
Benefit (provision) for income taxes	—	(30)	3	—	(27)
Preferred stock dividends	—	—	(3)	—	(3)
Income (loss) applicable to common shareholders	$(42)	$76	$(226)	$—	$(192)

OIBDA Metrics Year December 31, 2010 ($ in millions)	GCUK	GC Impsat	ROW (1), (2)	Eliminations	Total

OIBDA	$100	$176	$124	$—	$400
Depreciation and amortization	(64)	(82)	(191)	—	(337)
Operating income (loss)	36	94	(67)	—	63
Interest income	7	2	20	(27)	2
Interest expense	(56)	(22)	(140)	27	(191)
Other expense, net	(9)	(26)	(16)	—	(51)
Benefit for income taxes	—	5	—	—	5
Preferred stock dividends	—	—	(4)	—	(4)
Income (loss) applicable to common shareholders	$(22)	$53	$(207)	$—	$(176)

OIBDA Metrics Three Months Ended December 31, 2011 ($ in millions)	GCUK	GC Impsat	ROW (1), (2)	Eliminations	Total (3)

OIBDA excluding transaction and integration costs, the effects of intercompany eliminations with Level 3 and acquisiton accounting adjustments	$11	$55	$23	$—	$89
Transaction and integration costs	(2)	—	(34)	—	(36)
Intercompany eliminations with Level 3	—	—	2	—	2
Acqusition accounting adjustments	(2)	(4)	(5)	—	(11)
OIBDA	7	51	(14)	—	44
Depreciation and amortization	(6)	(24)	(35)	—	(65)
Operating income (loss)	1	27	(49)	—	(21)
Interest income	2	1	14	(17)	—
Interest expense	(17)	(5)	(29)	17	(34)
Other expense, net	(1)	—	(5)	—	(6)
Benefit (provision) for income taxes	—	(10)	2	—	(8)
Income (loss) applicable to common shareholders	$(15)	$13	$(67)	$—	$(69)

OIBDA Metrics Three Months Ended September 30, 2011 ($ in millions)	GCUK	GC Impsat	ROW (1), (2)	Eliminations	Total

OIBDA excluding transaction and integration costs	$22	$55	$28	$—	$105
Transaction and integration costs	—	—	(3)	—	(3)
OIBDA	$22	$55	$25	$—	$102
Depreciation and amortization	(16)	(21)	(44)	—	(81)
Operating income (loss)	6	34	(19)	—	21
Interest income	1	1	3	(5)	—
Interest expense	(15)	(4)	(34)	5	(48)
Other expense, net	(4)	(3)	(9)	—	(16)
Benefit (provision) for income taxes	—	(12)	2	—	(10)
Preferred stock dividends	—	—	(1)	—	(1)
Income (loss) applicable to common shareholders	$(12)	$16	$(58)	$—	$(54)

OIBDA Metrics Three Months Ended December 31, 2010 ($ in millions)	GCUK	GC Impsat	ROW (1), (2)	Eliminations	Total

OIBDA	$28	$46	$47	$—	$121
Depreciation and amortization	(17)	(20)	(48)	—	(85)
Operating income (loss)	11	26	(1)	—	36
Interest income	2	—	5	(6)	1
Interest expense	(14)	(6)	(36)	6	(50)
Other income (expense), net	(4)	2	(12)	—	(14)
Benefit for income taxes	—	27	—	—	27
Preferred stock dividends	—	—	(1)	—	(1)
Income (loss) applicable to common shareholders	$(5)	$49	$(45)	$—	$(1)

(1) Rest of World (ROW) represents operations of Global Crossing Limited and subsidiaries excluding Global Crossing (UK) Telecommunications Ltd. and subsidiaries (GCUK) and GC Impsat Holdings I Plc and subsidiaries (GC Impsat).

(2) On October 29, 2010, Global Crossing acquired Genesis Networks Inc. (Genesis), and since that date Genesis’ results have been consolidated into Global Crossing results as ROW.

(3) Global Crossing Pro Forma Adjusted EBITDA is defined as OIBDA excluding the impact of non-cash stock compensation expense and including the impact of the amortization of prepaid installation costs.

To enable investors to track Global Crossing’s results, the company is providing select unaudited Global Crossing financial and operating metrics. These results are not included in Level 3’s reported results for the third quarter 2011 or prior periods, and are based on Global Crossing’s definitions for these metrics. The use of these separate metrics will be discontinued in future reporting periods.

Global Crossing defined Free Cash Flow as net cash provided by (used in) operating activities less purchases of property and equipment as disclosed in the statement of cash flows.  Free Cash Flow differs from the net change in cash and cash equivalents in the statement of cash flows in that it excludes the cash impact of: all investing activities (other than capital expenditures, which are a fundamental and recurring part of its business); all financing activities; and exchange rate changes on cash and cash equivalents balances.

Management of Global Crossing used Free Cash Flow as a relevant indicator of its ability to generate cash to pay debt.  Free Cash Flow also was an important part of its internal reporting and a key measure used by management to evaluate liquidity from period to period. Global Crossing believed that the investment community used similar performance measures to compare performance of competitors in its industry.

There are material limitations to using non-GAAP financial measures.  Global Crossing’s calculation of Free Cash Flow may differ from similarly titled measures used by other companies, and may not be comparable to those other measures.  Moreover, Global Crossing did not pay a significant amount of income taxes due to net operating losses, and it therefore generated higher Free Cash Flow than comparable businesses that do pay income taxes.  Additionally, Free Cash Flow is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures.  Free Cash Flow also does not include certain significant cash items such as purchases and sales out of the ordinary course of business, proceeds from financing activities, repayments of capital lease obligations and other debt, and the effect of exchange rate changes on cash and cash equivalents balances.  Free Cash Flow should be considered in addition to, and not as a substitute for, net change in cash and cash equivalents in the statement of cash flows reported in accordance with GAAP.

Management of Global Crossing believed that Free Cash Flow was useful to its investors as it provided an indication of the underlying cash position of its everyday business operations and the ability to pay debt.

Free Cash Flow Year Ended December 31, 2011 * ($ in millions)

Free Cash Flow excluding cash transaction and integration costs	$(72)
Cash transaction and integration costs	(56)
Free Cash Flow	$(128)
Purchases of property and equipment	181
Net cash provided by operating activities	$53

Free Cash Flow Year Ended December 31, 2010 * ($ in millions)

Free Cash Flow	$16
Purchases of property and equipment	167
Net cash provided by operating activities	$183

Free Cash Flow Three Months Ended December 31, 2011 * ($ in millions)

Free Cash Flow excluding cash transaction and integration costs	$23
Cash transaction and integration costs	(55)
Free Cash Flow	$(32)
Purchases of property and equipment	51
Net cash provided by operating activities	$19

Free Cash Flow Three Months Ended September 30, 2011 * ($ in millions)

Free Cash Flow	$(13)
Purchases of property and equipment	48
Net cash provided by operating activities	$35

Free Cash Flow Three Months Ended December 31, 2010* ($ in millions)

Free Cash Flow	$102
Purchases of property and equipment	47
Net cash provided by operating activities	$149

*On October 29, 2010, Global Crossing acquired Genesis Networks Inc. (Genesis), and since that date Genesis’ cash flows have been consolidated into Global Crossing.

To enable investors to track Global Crossing’s results, the company is providing select unaudited Global Crossing financial and operating metrics. These results are not included in Level 3’s reported results for the third quarter 2011 or prior periods, and are based on Global Crossing’s definitions for these metrics. The use of these separate metrics will be discontinued in future reporting periods.

Attachment 1

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in millions, except per share data)	2011	2011	2010	2011	2010

Revenue	$1,579	$927	$904	$4,333	$3,591

Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue	660	342	352	1,706	1,434

Depreciation and Amortization	193	203	210	805	870
Selling, General and Administrative	681	375	347	1,770	1,375
Total Costs and Expenses	1,534	920	909	4,281	3,679

Operating Income (Loss)	45	7	(5)	52	(88)

Other Income (Expense):
Interest income	1	—	1	1	1
Interest expense	(221)	(178)	(148)	(716)	(586)
Loss on extinguishment of debt	(27)	(30)	—	(100)	(59)
Other, net	(28)	(1)	6	(23)	20
Total Other Expense	(275)	(209)	(141)	(838)	(624)

Loss Before Income Taxes	(230)	(202)	(146)	(786)	(712)

Income Tax (Expense) Benefit	(5)	(6)	93	(41)	91

Loss From Continuing Operations	(235)	(208)	(53)	(827)	(621)

Income (Loss) From Discontinued Operations	72	1	1	71	(1)

Net Loss	$(163)	$(207)	$(52)	$(756)	$(622)

Basic and Diluted Loss per Share *
Loss From Continuing Operations	$(1.15)	$(1.76)	$(0.48)	$(6.03)	$(5.61)
Income (Loss) From Discontinued Operations	0.35	0.01	0.01	0.52	(0.01)
Net Loss	$(0.80)	$(1.75)	$(0.47)	$(5.51)	$(5.62)

Shares Used to Compute Basic and Diluted Loss per Share (in thousands)	204,767	118,067	111,245	137,176	110,680

* Basic and diluted loss per share have been updated to reflect the one for fifteen reverse stock split that became effective October 20, 2011.

Attachment 2

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	December 31,	September 30,	December 31,
(dollars in millions)	2011	2011	2010

Assets

Current Assets:
Cash and cash equivalents	$918	$461	$616
Restricted cash and securities	10	1,259	2
Receivables, less allowances for doubtful accounts of $39, $20, and $17, respectively	648	330	259
Other	131	98	83
Current assets of discontinued operations	—	13	12
Total Current Assets	1,707	2,161	972

Property, Plant and Equipment, net	8,136	5,099	5,285
Restricted Cash and Securities	51	50	49
Goodwill	2,556	1,428	1,427
Other Intangibles, net	358	300	371
Other Assets	395	154	161
NonCurrent Assets of Discontinued Operations	—	91	90
Total Assets	$13,203	$9,283	$8,355

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities:
Accounts payable	$747	$339	$326
Current portion of long-term debt	65	265	180
Accrued payroll and employee benefits	209	77	84
Accrued interest	216	189	146
Current portion of deferred revenue	264	140	151
Other	157	75	53
Current liabilities of discontinued operations	—	18	16
Total Current Liabilities	1,658	1,103	956

Long-Term Debt, less current portion	8,385	7,420	6,268
Deferred Revenue, less current portion	885	742	736
Other Liabilities	1,082	430	440
NonCurrent Liabilities of Discontinued Operations	—	111	112
Total Liabilities	12,010	9,806	8,512

Stockholders’ Equity (Deficit)	1,193	(523)	(157)
Total Liabilities and Stockholders’ Equity (Deficit)	$13,203	$9,283	$8,355

Attachment 3

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
(dollars in millions)	2011	2011	2010

Cash Flows from Operating Activities:
Net loss	$(163)	$(207)	$(52)
Income from discontinued operations	(72)	(1)	(1)
Loss from continuing operations	(235)	(208)	(53)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	193	203	210
Non-cash compensation expense attributable to stock awards	33	26	17
Loss on extinguishment of debt, net	27	30	—
Accretion of debt discount and amortization of debt issuance costs	11	18	15
Accrued interest on long-term debt	46	13	22
Loss on impairment of wireless spectrum licenses	20	—	—
Unrealized loss on intercompany foreign currency exchange	4	—	—
Deferred income taxes	6	7	(92)
Other, net	(22)	—	(2)
Changes in working capital items:
Receivables	124	(45)	51
Other current assets	11	4	14
Payables	(25)	8	(8)
Deferred revenue	6	(2)	(1)
Other current liabilities	(10)	13	15
Net Cash Provided by Operating Activities of Continuing Operations	189	67	188

Cash Flows from Investing Activities:
Capital expenditures	(148)	(109)	(117)
Proceeds from sale of property, plant and equipment and other assets	—	—	2
Investment in Global Crossing, net of cash acquired	146	—	—
Decrease (Increase) in restricted cash and securities, net	1,249	(29)	—
Net Cash Provided by (Used in) Investing Activities of Continuing Operations	1,247	(138)	(115)

Cash Flows from Financing Activities:
Long term debt borrowings, net of issuance costs	1,113	(1)	25
Payments on and repurchases of long-term debt	(2,146)	(49)	(1)
Net Cash Provided by (Used in) Financing Activities of Continuing Operations	(1,033)	(50)	24

Discontinued Operations:
Net cash provided by operating activities	—	1	2
Net cash provided by (used in) investing activities	55	(1)	—
Net Cash Provided by Discontinued Operations	55	—	2

Effect of Exchange Rates on Cash and Cash Equivalents	(1)	(2)	(1)

Net Change in Cash and Cash Equivalents	457	(123)	98

Cash and Cash Equivalents at Beginning of Period	461	584	518

Cash and Cash Equivalents at End of Period	$918	$461	$616

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$(162)	$(147)	$(111)